UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 30, 2009

AMERICAN ITALIAN PASTA COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-13403	84-1032638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri	64116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(816) 584-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2009, the Compensation Committee of the Board of Directors of American Italian Pasta Company (the “Company”), after a review by and consultation with its compensation consultant, approved the Company's Amended and Restated  Severance Plan for Senior Vice President's and Above (the "Severance Plan").  The provisions of the Severance Plan are summarized below.

Under the Severance Plan, an executive will be entitled to benefits if he or she is involuntarily terminated from employment by the Company other than for Cause (as defined in the Plan) or if the executive terminates employment for Good Reason (as defined in the Plan).  To qualify for benefits, the executive must have entered into an agreement satisfactory to the Company that includes, among other things, a full and general release of claims against the Company, a confidentiality agreement, a non-solicitation agreement and a non-competition agreement, a non-disparagement agreement and a cooperation agreement.

Except as set forth below with respect to a termination after a Change in Control, those executives who become eligible to receive severance benefits will receive the following:

•	A continuation of base salary at the rate in effect on the date of termination for the number of weeks applicable to the executive as follows (the “Severance Period”):

Chief Executive Officer	104 Weeks
Executive Vice President	78 Weeks
Senior Vice President (if held position at effective date)	78 Weeks
Senior Vice President	52 Weeks

•
Additional severance pay, during the Severance Period, equal to the bi-weekly Company subsidy for active employees for the level of medical, dental and vision coverage, if any, that was in effect for the executive at the time of termination plus a tax reimbursement of 32%; provided that, for the period equal to one week for every year of the executive’s service with the Company (not to exceed 26 weeks) if termination is part of a reduction in force, Company reorganization or restructuring or changes in the Company’s operating requirements, payment of such additional severance pay will not be made to the executive and during the period the executive is not receiving such additional severance pay, the executive will instead be eligible to continue participation at the applicable active employee premium rate. This additional severance pay will stop upon the executive becoming eligible for such benefits from another employer and will be based on the level of health plan coverage in effect on the date of termination of employment, and will be paid regardless of whether COBRA coverage is elected.

If termination of employment occurs (1) within 18 months after a Change in Control (as defined in the Severance Plan), or (2) prior to a Change in Control , but after a public announcement of a potential Change in Control and such termination occurs no more than 60 days prior to consummation of the Change in Control, the executive would receive the following:

•
A lump sum payment of an amount equal to the sum of the executive’s base salary at the time of termination plus the average of the Executive’s annual incentive payout, excluding supplemental one-time bonuses and awards, for the three complete fiscal years prior to the Change in Control (the “Change in Control Severance Amount”) multiplied by the following applicable amount:

Chief Executive Officer  - Three times Change in Control Severance Amount

Executive Vice President - Two times Change in Control Severance Amount

Senior Vice President  - One and one-half times Change in Control Severance Amount

•
Any unvested restricted stock, stock appreciation rights, stock options or other grants of equity-related awards will be accelerated and fully vested.  This provision amends any existing award agreement for any grant under the Company’s Equity Incentive Plan to which this provision may apply.

•
Additional severance pay, during the Change in Control Severance Period, equal to the bi-weekly Company subsidy for active employees for the level of medical, dental and vision coverage, if any, that was in effect for the executive at the time of termination plus a tax reimbursement of 32%; provided that, for the period equal to one week for every year of the executive’s service with the Company (not to exceed 26 weeks) if termination is part of a reduction in force, Company reorganization or restructuring or changes in the Company’s operating requirements, payment of such additional severance pay will not be made to the executive and during the period the executive is not receiving such additional severance pay, the executive will instead be eligible to continue participation at the applicable active employee premium rate. This additional severance pay will stop upon the executive becoming eligible for such benefits from another employer and will be based on the level of health plan coverage in effect on the date of termination of employment, and will be paid regardless of whether COBRA coverage is elected;

•
In the event that on the date of an executive’s termination that causes the executive to be eligible for benefits under the Severance Plan, if the value of all of such executive’s restricted stock, stock appreciation rights, stock options or other equity-based awards that had been granted to the executive prior to the date of the Change in Control and that were not vested as of the Change in Control, including Disposed Shares (as defined below), (collectively the “Existing Equity”) is less than the value of such Existing Equity on the date of the Change in Control, the executive shall receive a cash payment equal to the difference.

If, prior to receiving this payment, the executive has sold any Existing Equity which is restricted stock which vested prior to a termination (and after the date of the Change in Control), or exercised Existing Equity which is a stock option or stock appreciation right which vested prior to a termination (and after the date of the Change in Control) and sold the shares received upon exercise or used shares as payment for taxes upon any such event (such shares sold or used to pay taxes shall be the “Disposed Shares”), the difference between the fair market value of the Disposed Shares on the date of sale or payment of taxes and the fair market value of the Disposed Shares on the termination date, if that number is positive, times the number of Disposed Shares, shall be deducted from any cash payment described above.

If the value on the termination date is greater than the value on the date of the Change in Control, no cash payment will be made and all Existing Equity will be reduced proportionately so that the executive will be entitled to receive only that number of aggregate shares of restricted stock or stock upon an exercise of an option or stock appreciation right so that the value as of the termination date, after such adjustment, is equal to the value on the date of the Change in Control.  Shares that vest and are sold in the interim will have no impact on this calculation.  The reduction may not be for more than the remaining Existing Equity held by the executive.

•
If any payment by the Company or the receipt of any benefit from the Company (whether or not pursuant to the Severance Plan) is an "excess parachute payment" as such term is described in Section 280G of the Internal Revenue Code so as to result in the loss of a deduction to the Company under Internal Revenue Code Section 280G or in the imposition of an excise tax on the executive under Internal Revenue Code Section 4999, or any successor sections thereto (an "Excess Parachute Payment"), then the executive shall be paid either (i) the amounts and benefits due, or (ii) the amounts and benefits due under the Severance Plan shall be reduced so that the amount of all payments and benefits due that are "parachute payments" within the meaning of Internal Revenue Code Section 280G (whether or not pursuant to the Severance Plan) are equal to one-dollar ($1) less than the maximum amount allowed under the Internal Revenue Code that would avoid the existence of an "Excess Parachute Payment," whichever of the (i) or (ii) amount results in the greater after-tax payment to the executive.

The above summary of the Severance Plan is qualified by reference to the provisions of the Severance Plan, a copy of which is attached as Exhibit 10.1 hereto.

The Committee also approved a revised Restricted Stock Award Agreement which references the change in control treatment in the Severance Plan.  The revised Restricted Stock Award Agreement is attached as Exhibit 10.2 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits

10.1       Amended and Restated Severance Plan for Senior Vice Presidents and Above.

10.2       Restricted Stock Award Agreement for Senior Vice Presidents and Above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ITALIAN PASTA COMPANY

Date: November 5, 2009	By:	/s/ Robert W. Schuller
Robert W. Schuller
Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Severance Plan for Senior Vice Presidents and Above.

10.2	Restricted Stock Award Agreement for Senior Vice Presidents and Above.